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                                                                 EXHIBIT 21

                                DEERE & COMPANY
                         AND CONSOLIDATED SUBSIDIARIES

                        SUBSIDIARIES OF THE REGISTRANT

                            As of October 31, 1994

      Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

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                                                          Organized
                                                          under the
Name of subsidiary                                         laws of
- - ------------------                                        ---------

Subsidiaries included in consolidated
   financial statements *
     John Deere Industrial Equipment Company................Delaware
     John Deere Limited.....................................Canada
     John Deere - Lanz Verwaltungs A.G. (99.9% owned by
        Deere & Company)....................................Germany
     John Deere S.A.........................................France
     John Deere Iberica S.A.................................Spain
     John Deere Intercontinental GmbH (Germany).............Germany
     Chamberlain Holdings Limited (Australia)...............Australia
     John Deere Limited Australia ..........................Australia
     John Deere Power Products, Inc.........................Tennessee
     John Deere Foreign Sales Corporation Limited...........Jamaica
     John Deere Credit Company..............................Delaware
     John Deere Capital Corporation.........................Delaware
     John Deere Finance Limited.............................Canada
     John Deere Receivables, Inc............................Nevada
     Deere Credit, Inc......................................Delaware
     Deere Credit Services, Inc.............................Delaware
     John Deere Insurance Group, Inc........................Delaware
     John Deere Insurance Company of Canada.................Canada
     Rock River Insurance Company...........................Illinois
     John Deere Life Insurance Company......................Illinois
     Sierra General Life Insurance Company..................Nevada
     Tahoe Insurance Company................................Nevada
     John Deere Insurance Company...........................Illinois
     John Deere Health Care, Inc............................Delaware
     Heritage National Healthplan, Inc......................Illinois
     Heritage National Healthplan Services, Inc.............Delaware
     Heritage National Healthplan of Tennessee, Inc.........Tennessee

_________

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   * Twenty-four consolidated subsidiaries and sixteen unconsolidated affiliates whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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